NEWS RELEASE	Media contact:
www.homestreet.com/newsroom	Michael Rubbinaccio, HomeStreet, Inc.
michael.rubbinaccio@homestreet.com
206-389-4433

Investor Relations contact:
Gerhard Erdelji, HomeStreet, Inc.
gerhard.erdelji@homestreet.com
206-515-4039

HomeStreet, Inc. Announces Pricing $65 Million of Senior Notes Due 2026

SEATTLE, Wash. - May 18, 2016 - HomeStreet, Inc. (NASDAQ: HMST) (“HomeStreet”) announced yesterday that it has priced an offering of $65 million aggregate principal amount of its 6.50% senior notes due 2026. The senior notes are being offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"), and to accredited investors under Regulation D of the Securities Act. The offering is expected to be consummated on May 20, 2016, subject to customary closing conditions.
HomeStreet intends to use the net proceeds of the offering to support growth and for general corporate purposes. Pending the intended application of the net proceeds, they may be invested temporarily in short-term, interest bearing obligations. Kroll is expected to assign a rating of BBB- to the senior note offering.
The senior notes will not be registered under the Securities Act at the time of the offering, however, the notes will include registration rights. The senior notes may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from such registration requirements.
This press release shall not constitute an offer to sell, or a solicitation of an offer to purchase, these securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About HomeStreet, Inc.
Now in its 96th year HomeStreet, Inc. (NASDAQ:HMST) is a diversified financial services company headquartered in Seattle, Washington and is the holding company for HomeStreet Bank, a state-chartered, FDIC-insured commercial bank. HomeStreet offers consumer, commercial and private banking services, investment and insurance products and originates residential and commercial mortgages and construction loans for borrowers located in the Western United States and Hawaii. The bank has consistently received an “outstanding” rating under the federal Community Reinvestment Act (CRA).

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements concerning HomeStreet, Inc. and its operations, performance, financial conditions and likelihood of success. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are based on many beliefs, assumptions, estimates and expectations of our future performance, taking into account information currently available to us, and include statements about the competitiveness of the banking industry. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond HomeStreet’s control. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date.
We caution readers that a number of factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. These statements include, but are not limited to, our ability to generate sufficient cash flows to permit timely payment on the senior notes, our ability to integrate recent and pending acquisitions and to successfully pursue our growth strategy, our ability to comply with federal and applicable state banking laws and regulations, changes in general economic conditions that impact our markets and our business, actions by the Federal Reserve affecting monetary and fiscal policy, regulatory and legislative actions that may constrain our ability to do business, and the competitive environment. A discussion of the factors that we recognize to pose risk to the achievement of our business goals and our operational and financial objectives more generally is contained in HomeStreet’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and our Quarterly Report on Form 10-Q for the period ended March 31, 2016. These factors are updated from time to time in our filings with the Securities and Exchange Commission, and readers of this release are cautioned to review those disclosures in conjunction with the discussions herein.